Exhibit 99.2

Media contact: J&J Global Media Relations Media-relations@its.jnj.com	Investor contact: Jessica Margevich investor-relations@its.jnj.com
For immediate release
Johnson & Johnson Announces Collaboration with Sail Biomedicines to Advance in vivo CAR-T Programs and Transform Autoimmune Disease Through Immune Reset

•Advances differentiated immunology program with the potential to address significant unmet need in immune-mediated disease
•Novel in vivo CAR-T platform is designed to generate CAR-T therapies directly within the body, enabling scalable treatments with durable, disease-modifying, and curative potential
•Strengthens Johnson & Johnson's leadership in immunology and CAR-T innovation
•Grants Johnson & Johnson an exclusive option to acquire Sail

NEW BRUNSWICK, NJ (July 29, 2026) – Johnson & Johnson1 (NYSE: JNJ) today announced strategic agreements and collaboration with Sail Biomedicines (Sail), a biotechnology company developing in vivo CAR-T therapies for immune-mediated diseases. Johnson & Johnson will collaborate with Sail to advance its lead immune-mediated disease program and broader platform technology, with incentives to expand the application of Sail's in vivo CAR-T platform across additional therapeutic targets over time. Johnson & Johnson2 will also make an equity investment in Sail. Additionally, Johnson & Johnson has been granted an exclusive option to acquire Sail for $2.58 billion.
In vivo CAR-T therapies represent one of the most promising frontiers in medicine, with the potential to deliver transformative therapies across a range of cancer and immune-mediated diseases. Unlike traditional cell therapies, Sail’s lead program and platform are designed to reprogram a patient’s immune cells directly within the body, with the goal of resetting the immune system and delivering durable disease control. Through this collaboration, Johnson & Johnson and Sail will combine their expertise to advance innovative in vivo CAR-T therapies that have the potential to improve patient outcomes and ultimately deliver curative treatment approaches for people living with complex diseases.
“People living with serious immune-mediated diseases continue to need treatments that can deliver deeper, more durable disease control,” said John Reed, Executive Vice President, Innovative Medicine Research & Development, Johnson & Johnson. “Sail’s innovative platform represents an exciting new approach that seeks to harness the power of CAR-T therapy in a simpler, more scalable way. By working together with Sail, we aim to accelerate the development of innovative therapies that have the potential to fundamentally transform how immune-mediated diseases are treated.”

Building on its leadership in immunology and established expertise in CAR-T therapy within oncology, Johnson & Johnson continues to invest in emerging technologies with the potential to reshape disease treatment and transform patient outcomes. The agreement with Sail expands the Company’s capabilities in in vivo CAR-T, strengthens its position at the forefront of immune system reprogramming and immune reset, and creates opportunities to advance future programs across a range of complex diseases.

Under the terms of the agreements, Johnson & Johnson would make total initial payments of $785 million3, including a $465 million equity investment, and additional contingent payments of $140 million if certain development milestones are achieved. Subject to Johnson & Johnson's decision to exercise the option, Johnson & Johnson would make an additional payment of $2.58 billion. Assuming exercise of the option, Johnson & Johnson expects the agreements to dilute adjusted operational earnings per share and adjusted earnings per share by approximately $0.18 in 2026 and approximately $1.28 in 2027. Please refer to the Current Report on Form 8-K furnished to the SEC on the date of this press release for updated full year 2026 guidance.

1 Collaboration agreement between Sail and Janssen Biotech, Inc., a Johnson & Johnson company.
2 Equity investment made by Johnson & Johnson Innovation – JJDC Inc., Johnson & Johnson’s corporate venture capital arm.
3 Payments to be allocated amongst Sail and Sail shareholders based on the terms of the agreements.

The transactions are subject to applicable regulatory approvals and/or other conditions.

About Johnson & Johnson
At Johnson & Johnson, we believe health is everything. Our strength in healthcare innovation empowers us to build a world where complex diseases are prevented, treated, and cured, where treatments are smarter and less invasive, and solutions are personal. Through our expertise in Innovative Medicine and MedTech, we are uniquely positioned to innovate across the full spectrum of healthcare solutions today to deliver the breakthroughs of tomorrow and profoundly impact health for humanity.

Learn more at https://www.jnj.com/ or at www.innovativemedicine.jnj.com. Follow us @JNJInnovMed.

Caution Concerning Forward-Looking Statements:
This press release contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995 related to the investment in and collaboration with Sail Biomedicines. The reader is cautioned not to rely on these forward-looking statements. These statements are based on current expectations of future events. If underlying assumptions prove inaccurate or known or unknown risks or uncertainties materialize, actual results could vary materially from the expectations and projections of Johnson & Johnson. Risks and uncertainties include, but are not limited to: the satisfaction of closing conditions for the equity investment; the possibility that the investment will not be completed in the expected timeframe or at all; the potential that the expected benefits of the investment, if fully completed, may not be realized or may take longer to realize than expected; the potential that the expected benefits and opportunities related to the collaboration may not be realized or may take longer to realize than expected; challenges and uncertainties inherent in product research and development, including the uncertainty of clinical success and of obtaining regulatory approvals; uncertainty of commercial success; manufacturing difficulties and delays; competition, including technological advances, new products and patents attained by competitors; challenges to patents; product efficacy or safety concerns resulting in product recalls or regulatory action; changes in behavior and spending patterns of purchasers of health care products and services; changes to applicable laws and regulations, including global health care reforms; and trends toward health care cost containment. A further list and descriptions of these risks, uncertainties and other factors can be found in Johnson & Johnson’s most recent Annual Report on Form 10-K, including in the sections captioned “Cautionary Note Regarding Forward-Looking Statements” and “Item 1A. Risk Factors,” and in Johnson & Johnson’s subsequent Quarterly Reports on Form 10-Q and other filings with the Securities and Exchange Commission. Copies of these filings are available online at www.sec.gov, www.jnj.com, www.investor.jnj.com or on request from Johnson & Johnson. Johnson & Johnson does not undertake to update any forward-looking statement as a result of new information or future events or developments.

Non-GAAP Financial Measures
This press release includes adjusted operational earnings per share and adjusted earnings per share, which represent non-GAAP financial measures. Johnson & Johnson believes that providing these non-GAAP financial measure enhances the company’s and investors’ understanding of our financial performance. Non-GAAP financial measures should not be considered a substitute for, or superior to, financial measures determined or calculated in accordance with GAAP. The company’s definitions of its non-GAAP financial measures may not be comparable to similarly titled measures reported by other companies. The most directly comparable GAAP measure to adjusted operational earnings per share and adjusted earnings per share is earnings per share, or EPS. The Company is not providing reconciliations to EPS, however, because Johnson & Johnson does not provide GAAP financial measures on a forward-looking basis as the company is unable to predict with reasonable certainty the ultimate outcome of adjusted items, such as legal proceedings, unusual gains and losses, acquisition-related expenses, and purchase accounting fair value adjustments without unreasonable effort. These items are uncertain, depend on various factors, and could be material to Johnson & Johnson’s results computed in accordance with GAAP.

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